Exhibit 10.1
AGREEMENT

This Agreement (“Agreement”) is entered into as of September 27, 2013, by and between Bond Laboratories, Inc., a Nevada corporation (the “Company”), and _________ (“Shareholder”).

RECITALS

WHEREAS, the Shareholder beneficially owns ______ shares of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a conversion price of $0.25 per share, and a warrant to purchase __________ shares of the Company’s Common Stock for $0.30 per share, which warrant was issued in connection with the original issuance of the Series C Preferred (the “Series C Warrant”); and

WHEREAS, the Shareholder is entitled to receive accrued dividends on the Series C Preferred at a current rate of four (4) percent per annum, and, as of September 30, 2013, the cumulative accrued dividend on such Series C Preferred held by Shareholder will be $___________ (the “Accrued Dividend Amount”); and

WHEREAS, in furtherance of the Company’s desire to simplify its existing capital structure, the parties have agreed to enter into this Agreement to partially redeem and partially convert the Series C Preferred, and exchange the Series C Warrant, each on the terms and conditions set forth herein; and

WHEREAS, upon the execution of this Agreement, together with the other agreements of like tenor, which, when aggregated together, account for and represent 100% of the Series C Preferred and Series C Warrants issued and outstanding, all shares of Series C Preferred and Series C Warrants shall be cancelled, exchanged, redeemed, and/or converted such that no shares of Series C Preferred and no Series C Warrants shall remain issued and outstanding upon the execution of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

1.	Redemption, Conversion and Exchange.

1.1           Terms.  In reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, (i) the Company shall redeem ______ of the shares of Series C Preferred beneficially owned by the Shareholder in exchange for the payment to such Shareholder of $10,000.00 per share of Series C Preferred, plus half of the Accrued Dividend Amount as of the date hereof (the “Effective Date”), or $__________ (the “Redemption Price”) (the “Series C Redemption”); (ii) the remaining _________ shares of Series C Preferred beneficially owned by the Shareholder along with the remaining Accrued Dividend Amount shall be automatically converted on the Effective Date into ___________ shares of Common Stock, representing that number of shares of Common Stock equal to the Redemption Price, divided by $0.25 (the “Conversion Shares”) (the “Series C Conversion”); and (iii) the Series C Warrant shall terminate and be of no further force and effect for and in consideration for the issuance to the Shareholder of ________ shares of Common Stock, representing that number of shares of Common Stock equal to the total number of shares of Common Stock issuable upon exercise of the Series C Warrant divided by four (4) (the “Exchange Shares”) (the “Warrant Exchange”).

1.2           Closing.  The Series C Redemption, the Series C Conversion and the Warrant Exchange shall be effective on the Effective Date. On the Effective Date, all rights of the Shareholder as a holder of Series C Preferred under the terms of the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock (“Certificate of Designations”), and as a holder of the Series C Warrant, shall cease and terminate, including the accrual of all dividends with respect to the Series C Preferred, without further notice, excepting only the right to receive the Redemption Price, the Conversion Shares and the Exchange Shares as set forth in Section 1.5 below.

1.3  Fractional Shares. In the event the Series C Conversion or the Warrant Exchange results in the issuance of any fractional shares, the Company shall pay to the Shareholder a cash payment equal to the product of (i) the fractional share quantity and (ii) $0.16 (the “Fractional Share Amount”). The Fractional Share Amount payable to Shareholder shall be $_______.

1.4           Surrender of Series C Preferred and Series C Warrants.  On the Effective Date, the Shareholder shall deliver to the Company the Series C Preferred stock certificate(s), and the Series C Warrant beneficially owned by such Shareholder, marked cancelled, or an indemnification undertaking with respect to the Series C Preferred or Series C Warrant, as the case may be, in the event of the loss, theft or destruction of the Series C Preferred or the Series C Warrant.

1.5           Payment of Redemption Price; Issuance of Conversion Shares and Exchange Shares.  On the Effective Date, the Company shall pay to the Shareholder the Redemption Price and the Fractional Share Amount, and deliver to its transfer agent irrevocable instructions to issue to the Shareholder the Conversion Shares and the Exchange Shares.

2.           Representations and Warranties of the Shareholders.  The Shareholder makes the following representations and warranties to the Company:

2.1           Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered by the Shareholder and is a valid and binding agreement and obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, and the Shareholder has full power and authority to execute and deliver the Agreement and the documents contemplated hereby and to perform his obligations hereunder and thereunder.

2.2           Securities Laws. The Shareholder understands that the Conversion Shares and Exchange Shares (collectively, the “Securities”) are being offered and sold to in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

2.3           Accredited Investor. The Shareholder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

2.4           Acquisition for Own Account. The Shareholder is and will be acquiring the Securities for his own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, the Shareholder does not covenant to hold the Securities for any minimum period of time other than as required to forego any transaction that could result in short-swing profits, as defined by Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise required by law.

2.5           Securities Act Exemption. The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or Section 4(2) thereof and Regulation D promulgated thereunder. The Shareholder understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

2.6           Ownership of Series C Preferred and Series C Warrants.  The Shareholder has not assigned, conveyed or otherwise transferred any interest in and to the Series C Preferred or Series C Warrant beneficially owned by such Shareholder, as the case may be, to any third party, and owns and holds, beneficially and of record, the entire right, title, and interest in and to the Series C Preferred and Series C Warrant free and clear of all rights and encumbrances.

3.           Representations, Warranties and Covenants of the Company.  The Company makes the following representations and warranties to the Shareholder, and covenants as follows for the benefit of the Shareholder:

3.1           Incorporation. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

3.2           Authorization of Securities. The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

3.3           Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, and the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

3.4           No Conflicts. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's articles of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

3.5           Securities Act Exemption. The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Shareholder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

3.6           Governmental Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

3.7           Compliance with Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

3.8           No Solicitation. The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Series C Redemption, the Series C Conversion or the Series C Warrant Exchange.

3.9           Exchange Act Registration of Common Stock. The Company shall cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and the Securities Act. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTCQB or such other exchange or market on which the Common Stock is trading. The Company further covenants that it will take such further actions as the Shareholders may reasonably request, all to the extent required from time to time to enable the Shareholders to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Shareholder, the Company shall deliver to the Shareholder a written certification of a duly authorized officer as to whether it has complied with such requirements.

4.           Miscellaneous.

4.1             Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Shareholder and the Company consent to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. THE SHAREHOLDER AND THE COMPANY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY. The Shareholder and the Company irrevocably consent to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of the Shareholder or the Company to serve process in any other manner permitted by law.

4.2 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4.2. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if faxed; or when actually received or refused if sent by other means.

If to the Company:

Bond Laboratories, Inc.
4509 S. 143rd Street, Suite 1
Omaha, Nebraska 68137
Attention: Chief Financial Officer

with a copy to:

Disclosure Law Group
600 West Broadway, Suite 700
San Diego, California 92101
Attention: Daniel W. Rumsey

If to the Shareholder:
________________________
________________________
________________________

4.3               Disclosure of Transaction.  The Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and such other documents and instruments as the Company’s counsel may deem necessary or appropriate) as soon as practicable following the date hereof but in no event more than two (2) business days following the date hereof.

4.4               Entire Agreement.  This Agreement constitute the entire understanding and agreement of the Shareholder and the Company with respect to the subject matter hereof and supersede all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.

4.5               Amendments.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by the Shareholder and the Company

4.6               Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4.7               Assignments; Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Shareholder and the Company.  The Company may not assign its rights and obligations hereunder to any person or entity.  The Shareholder may assign its rights and obligations hereunder to any affiliate of the Shareholder without the consent of the Company, and the Shareholder may assign any Securities to any person or entity without the consent of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

BOND LABORATORIES, INC.

Name: Title:

SHAREHOLDER:

Name:

[Signature Page to Series C Redemption Agreement]